UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Barony Power Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

4991

(Primary Standard Industrial Classification Code Number)

99-0624944

(I.R.S. Employer Identification Number)

1855 Perkins Road

Campbell River, British Columbia, Canada V9W4S2

702-760-3404

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.

112 North Curry Street

Carson City, Nevada 89703

775 882-1013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald S. McIntyre

rsm1636@telus.net

(604) 726-0640 (Tel.)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Emerging Growth Company ☒	Smaller reporting company ☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2

PART I—INFORMATION REQUIRED IN PROSPECTUS

Item 1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

BARONY POWER CORP.

12,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of BARONY POWER CORP. and no public market currently exists for the securities being offered.  We are offering for sale a total of 12,000,000 shares of common stock at a fixed price of $.30 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, sole officer and director, Caisey Harlingten, will attempt to sell the shares.  This Prospectus will permit our President and sole officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Harlingten will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.30 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

	Offering Price Per Share	Commissions	Proceeds to Company
Common Stock	$.30	Not Applicable	$3,600,000
Total	$.30	Not Applicable	$3,600,000

Barony Power Corp. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Barony Power Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such an application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE BUYING ANY SHARES OF BARONY POWER CORP. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

3

Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” AND “OUR” REFERS TO BARONY POWER CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Summary Information about BARONY POWER CORP.

BARONY POWER CORP. was incorporated in the State of Nevada as a for-profit Company on January 9, 2024. Barony Power Corp. is a development-stage company that intends to become a globally competitive manufacturer e-fuel production systems and a producer of e-fuels including green ammonia, green hydrogen, e-methanol, e-diesel and e-jet fuel. The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

E-fuels are the alternative to conventional liquid fuels and are therefore ideally suited to reduce CO2 emissions decisively and affordably in the transport and heating market.

Green hydrogen is achieved through a process of electrolysis powered by renewable energies such as wind or solar. Electrolysis involves using an electrical current to break down the water molecule into oxygen and hydrogen.

e-Methanol, also known as green methanol, is produced using green hydrogen and CO2.

e-Diesel is created from carbon dioxide, water, and electricity with a process powered by renewable energy sources to create a liquid energy carrier called blue crude (in contrast to regular crude oil) which is then refined to generate e-diesel. E-diesel is considered to be a carbon-neutral fuel as it does not extract new carbon and the energy sources to drive the process are from carbon-neutral sources.

e-Jet fuel is jet fuel made from CO2, water and renewable energy. It has up to 90% lower lifecycle emissions than conventional jet fuel.”

Barony Power Corp. intends to intends to design and manufacture all the components and systems fundamental to producing and synthesizing e-fuels. Parony Power Corp. aspires to simultaneously design advanced automated manufacturing processes that will allow it to become globally competitive in this unprecedented transition out of fossil fuels and into an era of decarbonized energy production. The Company has not yet implemented its business model and to date has generated no revenues.

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 6 of this prospectus.

The company intends to register 12,000,000 shares at $0.30 per share.

The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.  During the year ended January 31, 2024 the Company received cash advances from its CEO of $8,850. There is $Nil of cash on hand. The Company currently has liabilities of $8,850 represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $20,000. As of the date of this prospectus, we have generated no revenues from our business operations.

Our business office is located at 1844 Perkins Road, Campbell River, British Columbia Canada V9W4S2.  Our telephone number is 702-905-6333 and our email address is caisey@baronypower.com.

4

Summary of the Offering by the Company

BARONY POWER CORP. has no shares of common stock issued and outstanding and is registering 12,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 12,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.30 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. BARONY POWER CORP. will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	The Company offers 12,000,000 shares of common stock.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.30.
Number of shares outstanding before the offering of common shares.	40,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	In the event that all of the shares being offered in this offering are sold, 52,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.30. BARONY POWER CORP. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if BARONY POWER CORP. common stock is quoted or granted listing, a market for the common shares may not develop.

Net Proceeds

BARONY POWER CORP. will receive all proceeds from the sale of the common stock. If all 12,000,000 common shares being offered are sold, the total net proceeds to the Company would be $3,600,000 and the Company intends to use the proceeds from this offering.

Termination of the offering

The offering will conclude 180 days after this registration statement becomes effective with the Securities and Exchange Commission. BARONY POWER CORP. may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable (see Plan of Distribution).

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. BARONY POWER CORP. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

RISK FACTORS

This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this registration statement before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The following risks are considered to be all the material risks to an investor regarding investing in the registration statement of Barony Power Corp., Inc. Any investment done in our Company should be viewed as a high-risk investment and speculative in nature. Our Company could fail and any investment done in our common stock could result in a complete loss of the invested amount. Please consider all the following risk factors before investing in our common stock.

5

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF BARONY POWER CORP. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN.

In their audit report dated April 15, 2024, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to BARONY POWER CORP., we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “January 31, 2024 Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) General Business Development (ii) Product design and development, (iii) Sales and marketing, (iv) Administrative expenses and (vii) The expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these costs, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues once we have started our planned sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and we may be unable to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. The Company may be unable to access capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, or that it will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

Disclosure Risk Related to Smaller Reporting Companies

Even if the Company no longer qualifies as an emerging growth company, Barony Power Corp. may still be subject to reduced reporting requirements as long as we are a smaller reporting company. Some of the reduced disclosure requirements for smaller reporting companies, the Company is permitted to include less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation and to provide audited financial statements for two fiscal years, in contrast to other reporting companies, which must provide audited financial statements for three fiscal years.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on January 9, 2024 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

6

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.  We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

WE INCUR COSTS ASSOCIATED WITH SEC REPORTING COMPLIANCE, WHICH MAY SIGNIFICANTLY AFFECT OUR FINANCIAL CONDITION.

The Company “will become a reporting issuer” under the Securities Exchange Act of 1934, as amended. Therefore we will incur costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

7

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro rata portions of the assets are worth and as a result, investing in our Company may result in an immediate loss.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on OTC Markets (“OTC”). The OTC is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC is not an issuer listing service, market or exchange. Although the OTC does not have any listing requirements per se, to be eligible for quotation on the OTC, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 211 application for us to FINRA, or that our application, if submitted, will be accepted or approved and our stock quoted for sale. As of the date of this filing, there have been no discussions or understandings between Barony Power Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company’s shares. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. Our Company’s common stock may not be followed by securities analysts which may result in our stock being less visible, which in turn could cause increased illiquidity causing our stock price to decline. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Furthermore, the arbitrary offering price of $0.30 per common share as determined herein is substantially higher than the net tangible book value per share of BARONY POWER CORP. common stock. BARONY POWER CORP. assets do not substantiate a share price of $0.30. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on OTC Markets. Accordingly, you could lose a substantial amount, or all, of your investment.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 190,000,000 AUTHORIZED COMMON SHARES, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY.

The Company has 190,000,000 common shares, of which 40,000,000 shares are currently issued and outstanding and in the event that all of the shares being offered in this offering are sold, 12,000,000 will be issued and outstanding. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

8

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

We intend to apply for quotation on the OTC Markets (OTC). In order to be quoted on the OTC, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTC, nor can there be any assurance that such an application for quotation will be approved. Additionally, there is no guarantee a trading market will develop or be sustained. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as a market-maker and make quotations on the OTC.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Risks Related to Investing in Our Company

9

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on January 9, 2024 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

BECAUSE WE EXPECT TO INCUR LOSSES IN THE FUTURE, FAILURE TO GENERATE REVENUES WILL CAUSE US TO GO OUT OF BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE, WHICH COULD RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our planned products; fluctuations in the demand for secure online storage; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these factors could have a material adverse effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Harlingten our sole officer and director, has other business interests and currently devotes approximately 15 hours per week to our operations. Mr. Harlingten may have to arrange travel from the United Kingdom to travel to the US and may not be able to do so at the exact time frame needed and this could cause an interruption to the company’s planned products, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business requires more business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company’s business. However, he may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

OUR SOLE OFFICER AND DIRECTOR IS CURRENTLY A NON-RESIDENT OF THE UNITED STATES. THEREFORE  IT MAY BE DIFFICULT FOR SHAREHOLDERS TO ENFORCE ANY JUDGMENTS AGAINST HIM IN THE UNITED STATES.

Mr. Harlingten is a citizen of Canada and a resident of the United Kingdom. In the event that any shareholder action was launched including a suit or judgment or other legal matters there is no assurance that Mr. Harlingten will be able to appear within the jurisdiction. Additionally, it may be difficult to effect service of process within the United States against Mr. Harlingten; to enforce any United States Court judgments based on civil liability provisions of the United States federal securities laws against him in the United States; to enforce in a United Kingdom court judgments based on civil liability provisions of the United States federal securities laws; and, to bring an action against Mr. Harlingten in a United Kingdom court based on civil liability provisions of the United States federal securities laws.

10

BECAUSE WE DO NOT HAVE INDEPENDENT DIRECTORS, OR SEPARATELY STANDING COMPENSATION OR NOMINATING COMMITTEES, WE CANNOT ASSURE IMPARTIAL DECISION MAKING BY MANAGEMENT

Our board of directors is currently composed of one member, Caisey Harlingten, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The interests of Mr. Harlingten may not be, at all times, the same as that of our other shareholders.  Mr. Harlingten’s interests as an executive may, at times be adverse to those of other investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Harlingten exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

BECAUSE THERE IS NO MINIMUM PROCEEDS FROM THIS OFFERING, THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST

This offering is being made on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the Company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

BARONY POWER CORP. is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on January 9, 2024 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the Company’s planned operating expenses. As such, we face a high risk of business failure, which would result in the loss of your investment.

OUR FAILURE TO GENERATE REVENUE MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar to our planned products, the entry of new competitors into the industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

BECAUSE WE ARE SMALL AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE SUFFICIENT TO ATTRACT ENOUGH CLIENTS AND WE MAY NOT BE ABLE TO ASSUME SIGNIFICANT ADDITIONAL COSTS TO OPERATE PROFITABLY. IF WE DO NOT OPERATE PROFITABLY, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a small company, with limited capital, we must limit our marketing activities and may not be able to make our planned products known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. In addition, we may not be able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, due the proper negotiations with the developers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

11

IF WE DO NOT HAVE ADEQUATE RESOURCES TO MARKET AND SELL OUR SERVICES AND COMPETE SUCCESSFULLY WITH NUMEROUS COMPANYS THAT OFFER BATHROOM FIXTURES, OUR ABILITY TO ATTRACT CUSTOMERS WILL BE HARMED RESULTING IN REDUCED REVENUES AND INCREASED OPERATING COSTS.

Some of our future competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase. We might not be able to compete with large company’s if they were to drive prices down.

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY, WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PLANNED PRODUCTS.

The Company’s growth strategy is substantially dependent upon its ability to market its planned products successfully to prospective clients. However, its planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s planned products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

BECAUSE THERE MAY BE SIMILAR PRODUCTS IN THE MARKET, OUR PLANNED PRODUCTS MAY NOT BE ABLE TO DISTINGUISH THEMSELVES.

There are wide ranges of companies that may offer similar products to our planned products. If we are unable to distinguish our planned products and attract enough clients, it will affect or business negatively. We may have to suspend or modify our planned product strategy and our planned marketing strategy, which could result in suspending or ceasing operations resulting in a total loss of your investment.

Item 4. Use of Proceeds.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$900,000	$1,800,000	$2,700,000	$3,600,000
Less: OFFERING EXPENSES
Legal & Accounting	$25,000	$25,000	$25,000	$25.000
Printing	$250	$250	$250	$250
Transfer Agent	$2,500	$2,500	$2,500	$25,000
TOTAL	$27,750	$27,750	$27,750	$27,750

Less: GENERAL BUSINESS DEVELOPMENT
Initial Inventory	$6,750	$205,250	$391,900	$517,150
Product development expenses:	$650,000	$1,300,000	$1,950,000	$2,600,000
TOTAL:	$656,750	$1,505,250	$2,341,900	$3,117,150

Less: SALES & MARKETING
Online advertisement	$3,250	$40,000	$90,000	$150,000
Search Engine Optimization	$4,200	$8,600	$12,800	$16,800
TOTAL	$7,450	$48,600	$102,800	$166,800

Less: ADMINISTRATION EXPENSES
Computers, Printers, Fax and Copier	$20,000	$20,000	$20,000	$20,000
Office supplies, Stationery, Telephone	$2,050	$1,800	$2,550	$3,300
Salaries	186,000	$196,600	$205,000	$265,000
TOTAL	$208,050	$218,400	$227,550	$288,300
	=========	==========	=========	=========
TOTALS	$900,000	$1,800,000	$2,700,000	$3,600,000

12

Item 5. Determination of Offering Price.

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by BARONY POWER CORP. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Among the factors considered were:

•	our cash requirements;
•	the proceeds to be raised by the offering;
•	our lack of operating history; and
•	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

Our common stock is not listed on a public exchange. We intend to apply for quotation on OTC Markets (OTC). In order to be quoted on the OTC, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTC, nor can there be any assurance that such an application for quotation will be approved. Additionally, there is no guarantee a trading market will develop or be sustained.

Item 6. Dilution.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders:

13

Existing Stockholder if all of the Shares are Sold
Price per share	$0.3
Post offering net tangible book value	$3,573,411
Potential gain to existing shareholders	$3,600,000
Net tangible book value per share after offering	$0.0687
Increase to present stockholders in net tangible book value per share after offering	$0.0687
Capital contributions by purchasers of shares	$3,600,000
Capital Contributions by existing stockholders	$40,000
Number of shares outstanding before the offering	40,000,000
Number of shares after offering held by existing stockholders	40,000,000
Existing Stockholders Percentage of ownership after offering	76.92%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.3
Post offering net tangible book value	$3,573,411
Increase in net tangible book value per share after offering	$0.0687
Dilution per share	$0.2313
Capital contributions by purchasers of shares	$3,600,000
Capital contributions by existing stock holders	$40,000
Percentage capital contributions by purchasers of shares	99%
Percentage capital contributions by existing stockholders	1%
Anticipated net offering proceeds	$3,573,411
Number of shares after offering held by public investors	12,000,000
Total shares issued and outstanding	52,000,000
Purchasers of shares percentage of ownership after offering	23.08%
Existing stockholders percentage of owner ship after offering	76.92%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.3
Post offering net tangible book value	$2,673,411
Post offering net tangible book value per share	$0.0546
Pre-offering net tangible book value per share	$0.0000
Increase in net tangible book value per share after offering	$0.0546
Dilution per share	$0.2454
Capital contributions by purchasers of shares	$2,700,000
Capital contributions by existing stock holders	$40,000
Percentage capital contributions by purchasers of shares	99%
Percentage capital contributions by existing stockholders	1%
Anticipated net offering proceeds	$2,672,250
Number of shares after offering held by public investors	9,000,000
Total shares issued and outstanding	49,000,000
Purchasers of shares percentage of ownership after offering	18%
Existing stockholders percentage of ownership after offering	82%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.3
Post offering net tangible book value	$1,773,411
Post offering net tangible book value per share	$0.0386
Pre-offering net tangible book value per share	$0.0000
Increase in net tangible book value per share after offering	$0.0386
Dilution per share	$0.2614
Capital contributions by purchasers of shares	$1,800,000
Capital contributions by existing share holders	$40,000
Percentage capital contributions by purchasers of shares	98%
Percentage capital contributions by existing stock holders	2%
Anticipated net offering proceeds	$1,772,250
Number of shares after offering held by public investors	6,000,000
Total shares issued and outstanding	46,000,000
Purchasers of shares percentage of ownership after offering	13.04%
Existing stockholders percentage of ownership after offering	86.96%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.3
Post offering net tangible book value	$873,411
Post offering net tangible book value per share	$0.0203
Pre-offering net tangible book value per share	$0.0000
Increase in net tangible book value per share after offering	$0.0203
Dilution per share	$0.2797
Capital contributions by purchasers of shares	$900,000
Capital contributions by existing share holders	$40,000
Percentage capital contributions by purchasers of shares	96%
Percentage capital contributions by existing stock holders	4%
Anticipated net offering proceeds	$872,250
Number of shares after offering held by public investors	3,000,000
Total shares issued and outstanding	43,000,000
Purchasers of shares percentage of ownership after offering	6.98%
Existing stockholders percentage of ownership after offering	93.02%

14

Item 7. Selling Security Holders.

N/A

Item 8. Plan of Distribution.

No common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 12,000,000 shares of its common stock at the price of $0.30 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of those shares. The price per share is fixed at $0.30 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTC). In order to be quoted on the OTC, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTC, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.30 for the duration of this offering.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.30 per share

The offering will conclude on the earlier of; (1) when all 12,000,000 shares of common stock have been sold, or (2) 180 days after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. BARONY POWER CORP. may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which BARONY POWER CORP. has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

In connection with the Company’s selling efforts in the offering, Caisey Harlingten our sole officer and director will be selling shares on the Company’s behalf. Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Harlingten is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Harlingten will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Harlingten is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Harlingten will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Harlingten will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

BARONY POWER CORP. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

15

Regulation M

Our officer and director, Caisey Harlingten, who will offer and sell the shares, offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Item 9. Description of Securities to be Registered.

Common Stock

Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.001 per share and 10,000 shares of preferred stock, par value of $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholder(s) will own approximately 76.9% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholder(s). The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

16

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, BARONY POWER CORP. will act as its own transfer agent.

Item 10. Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this registration statement have been audited by OLAYINKA OYEBOLA & CO (Chartered Accountants) PC 43, Nurses House, 2nd Floor Churchgate Street, Victoria Island Lagos, Nigeria, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Item 11. Information with Respect to the Registrant.

DESCRIPTION OF BUSINESS

Business Development

On January 9, 2024, Mr. Caisey Harlingten, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of January 31. Barony Power Corp. is a development-stage company that intends to become a globally competitive manufacturer e-fuel production systems and a producer of e-fuels including green ammonia, green hydrogen, e-methanol, e-diesel, e-jet fuel, e-propane. Other than its President, the Company has no employees. We intend to contract with an Internet advertising and search engine specialist to assist us in development of our planned business. The Company has currently no arrangements or understandings in place with any specialists to develop our logo, to develop our website and to develop our planned business through Internet advertising and search engines.

Barony Power Corp. intends to intends to design and intends manufacture all the components and systems fundamental to producing and synthesizing e-fuels. Barony Power Corp. plans to simultaneously design advanced automated manufacturing processes that will allow it to become globally competitive in this unprecedented transition out of fossil fuels and into an era of decarbonized energy production.

The Company has not yet developed its planned products nor has it implemented its business model and to date has generated no revenues.

BARONY POWER CORP. intends to market our planned products on the Internet. Over the twelve months following the date of this offering, the Company’s business activities and related expenses will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

17

Product Description

Barony Power Corp. (“BPC”) is a Nevada hydrogen-based company with its intentions to design, manufacture and supply combined electrolysers and fuel cell systems for storing and delivering hydrogen energy in a singular standalone PowerHouse unit (PH).

Furthermore, BPC is addressing a significant political and worldwide demand where political, social, environmental and economic factors are now driving a global transition to clean energy.

The BPC Green (Zero emission, CO2 free) PowerHouse Unit

A powerhouse unit is the combination of electrolysers and fuel cell systems for the purpose of storing and delivering hydrogen energy in a singular standalone unit.

The Electrolyser is the key and necessary component for any Hydrogen production, without which Hydrogen cannot be produced. BPC’s focus is the production of Green Hydrogen, as depicted in the graphic below:

Although electrolysers are the key component for production of Hydrogen fuels, gas or power, a key addressable market that has previously not been addressed is for supply of energy to remote communities, small estates, buildings, and other such segments who do not have a continual, stable and reliable source of energy, as addressed under the Market Analysis further below. BPC has seen and seized the opportunity to supply stand-alone PowerHouse units into these segments that are desperate for an alternative and clean energy source.

Direct Air Capture equipment is designed for removing CO2 from the atmosphere and, for the Company's  purposes, sequestering the captured CO2 as a feed stock for the production of methanol and other e-fuels. direct air capture equipment is designed for removing CO2 from the atmosphere and, for the Company's purposes, sequestering the captured CO2 as a feed stock for the production of methanol and other e-fuels.

The Company intends to design and fabricate bench model direct air capture equipment. This planned project intends to utilize the expertise of global engineers collaborating with UTAS engineers and chemists.

Electrolysers, which use electricity to split water into hydrogen and oxygen, are a critical technology for producing low-emission hydrogen from renewable or nuclear electricity. The Company also plans to design an advanced Electrolyser. The Company expects to achieve 50% greater efficiency with inclusion of a planned proprietary ceramics component

18

Research and design facilities are intended to be located at and working within the facilities of one of the State of Tasmania's University of Tasmania (UTAS), Hobart, Tasmania, Australia. At the planned UTAS Barony Lab, in conjunction with UTAS, BPC intends to design a new generation of electrolysers, fuel cell and storage systems, along with an integrated Electrolyser and Fuel Cell system incorporating its new generation components. Electrolysers use electricity to split water into hydrogen and oxygen, and are a critical technology for producing low-emission hydrogen from renewable or nuclear electricity.BPC has no products at this stage of our development.

The first step in developing our planned products is, in conjunction with UTAS’s design, and subject to the successful funding outcomes, to complete the design of the BPC Power house unit, and then assembly and installation of the BPC PowerHouse unit from “off-the-shelf” componentry, so as to run the pilot installations to generate the anticipated orders. This Powerhouse unit will be built and demonstrated as the BPC Powerhouse unit at UTAS and the Greenhill Observatory .

The significant uncertainty that may preclude the Company from offering its planned products are the completion of UTAS design of the BPC PowerHouse unit.

The World is entering a time of rapid change. Social, environmental and economic factors are now driving a global transition to clean energy, with wind, solar and other renewable sources to power the future. Storing and distributing the energy from renewables presents a major opportunity and Green Hydrogen is the key to clean energy storage.

Competitive Environment

There are a number of companies selling similar products to our planned products in different variations, however while the product is aimed at the same “output” result as the BPC offering, the application and input resource is different, some of which require a hydrogen or electrical energy source input, while others are looking toward renewable energy inputs. Moreover, most of the solutions offered by these competitors are small-scale solutions, similar to portable generators for small-scale use and not intended for long term community service.

There are 3 major suppliers listed:

•

GeoPura – semi similar solution, without renewable energy inputs, uses hydrogen stored fuel as the input. This input method does not solve the logistical issues facing remote communities etc. as is addressed by the BPC PowerHouse solution.

Not yet in market – however GeoPura has completed a £56 million investment round towards accelerating the UK’s adoption of green hydrogen by expanding production capacity. This was achieved via The UK Infrastructure Bank committing £30, led by a follow-on investment from Barclays Sustainable Impact Capital and supported by their existing investors: GM Ventures, SWEN Capital Partners, and Siemens Energy Ventures.

•

Hyfindr – power generator relying on Hydrogen power to produce the power supply, much like GeoPura. In other words, their input source is hydrogen, outputting electricity. Essentially this is a small-scale mobile generator and does not service the BPC market niche.

Not yet in market – in June 2023 closed seed funding round. BPC is more advanced and ready for trials and sales commencement.

•

Renewable Innovations – similar to GeoPura and Hyfindr above in the solutions being developed, however also have a Mobile Energy Command unit that runs off solar power, similar to the BPC offering, but a mobile unit limited to output (maximum service for 6-8 homes).

While there is obviously competition and there exist many solutions, the unique product offering to a unique market segment by BPC, along with the direct and meaningful association with UTAS, gives the Company significant strength going forward.

19

Our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase. We might not be able to compete with large company’s if they were to drive prices down. BPC has no products at this stage of our development.

Plan of Operation

BARONY POWER CORP. is a development-stage company that intends to market and sell its planned products through its’ intended website. The Company has not yet implemented its business model and to date and has generated no revenues. The Company’s planned development cost is the cost of engineering design paid to UTAS. The Company’s planned Inventory purchase amount is a combination of costs associated with purchasing off the shelf components and the related manufacturing labor to produce our planned PowerHouse units and have these planned PowerHouse Units in stock and available for immediate delivery to our prospective clients.

Over the 12-month period starting upon the effective date of this registration statement, our company must raise capital to introduce its planned products and start sales. We intend to market our planned products on the Internet. We have two planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

The first phase of our planed operations will be to secure the services of specialists to develop our planned products. Estimated cost for product development is $2,600,000. Estimated cost for manufacturing is $517,000. In addition, the Company plans to purchase several lap top computers, a printer/fax, a photocopier and the requisite office supply and stationary at an estimated cost of $23,300. The company anticipates the first phase of our planed operations to be completed within 120 days of this offering.

For the second phase of our planed operations, we intend to engage the services of an Internet advertising and search engine specialist software at an estimated cost of $16,800 for search engine optimization and an estimated cost of $150,000 for online advertising. The Company intends its initial inventory at an estimated cost of $517,150. The company anticipates the second phase of our planned operations to be completed within 240 days of this offering. We anticipate generating revenues within 360 days of this offering.

If the Company sells 25% of the shares offered, the Company intends to scale back its planned Inventory purchase to $6,750 and minimize its product development expense to $650,000 and reduce its online advertising and search engine optimization expenses to $4,200 and $3,250 respectively and reducing our administrative expense to $208,050 (see Use of Proceeds, (Page 11).

If the Company sells 50% of the shares offered, the Company intends to scale back its planned Inventory purchase to $205,250, minimize its product development expense to $$1,950,000. Furthermore, the Company will minimize online advertising and search engine optimization expenses to $40,000 and $8,600 respectively and reducing our administrative expense to $218,400 (see Use of Proceeds, Page 11).

If the Company sells 75% of the shares offered, the Company intends to scale back its planned Inventory purchase to $391,900, minimize its product development expense to $$1,300,000. Furthermore, the Company will minimize online advertising and search engine optimization expenses to $90,000 and $12,800 respectively and reducing our administrative expense to $227,550 (see Use of Proceeds, Page 11).

Intellectual Property

The Company’s products are in the planning stage. We currently do not have any intellectual property. We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights, trademark and copyright laws to protect our planned intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

20

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our planed intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our planed intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of data storage. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees and Employment Agreements

As of the date of this prospectus, Barony Power Corp. has no permanent staff other than its sole officer and director, Mr. Caisey Harlingten, who is the President and director of the Company. Mr. Caisey Harlingten has the flexibility to work on BARONY POWER CORP. up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, the Company will hire an independent consultant to build the site.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part there of

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

21

BARONY POWER CORP.

FINANCIAL STATEMENTS

January 31, 2024

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

Barony Power Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Barony Power Corp. (the "Company") from inception January 9 to January 31, 2024, and the related statements of operations, changes in shareholders' equity and cash flows, for the period ended January 31, 2024, and the related notes (collectively referred to as the "financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2024, and the results of its operations and its cash flows for the period January 9 to January 31, 2024, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 1 to the financial statement, the Company has continuously incurred a net loss of $(1,161) for the period ended January 31, 2024, the Company did not currently have revenue. The continuation of the Company as a going concern through January 31, 2024, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

/s/ OLAYINKA OYEBOLA & CO.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since March 2024.

April 15th, 2024.

Lagos Nigeria

F-2

BARONY POWER CORP.

BALANCE SHEET

January 31, 2024

ASSETS

CURRENT ASSETS
Cash	$-
Prepaid	7,689

TOTAL CURRENT ASSETS	$7,689

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	-
Due to related party (Note 4)	8,850

TOTAL CURRENT LIABILITIES	8,850

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S EQUITY	-
Preferred stock Authorized 10,000,000 shares of preferred stock, $0.001 par value, Common stock	-
Authorized
190,000,000 shares of common stock, $0.001 par value,	-
Issued and outstanding
Nil of common stock Nil Preferred shares	-
Accumulated deficit	(1,161)

TOTAL STOCKHOLDER’S EQUITY	(1,161)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$7,689

The accompanying notes are an integral part of these financial statements.

F-3

BARONY POWER CORP.

STATEMENT OF OPERATIONS

From inception (January 9, 2024) to January 31, 2024

REVENUE	$-

OPERATING EXPENSES
General and administrative	$1,161

TOTAL OPERATING EXPENSES	(1,161)

NET LOSS	(1,161)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	Nil

The accompanying notes are an integral part of these financial statements.

F-4

BARONY POWER CORP.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM January 9, 2024 (INCEPTION) TO January 31, 2024

	Common Stock		Additional
	Amount	Number of shares	Paid-in Capital	Accumulated Deficit	Total
Balance, January 9, 2024 (date of inception)	-	$-	$-	$-	$-

Net loss for the period from inception through January, 9, 2024	-	-	-	(1,161)	(1,161)

Balance, January 31, 2024	-	$-	$-	$(1,161)	$(1,161)

The accompanying notes are an integral part of these financial statements.

F-5

BARONY POWER CORP.

STATEMENT OF CASH FLOWS

From January 9, 2024 (date of inception) to January 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,161)
Adjustments to reconcile net loss to net cash used in operating activities	-
Accounts payable	-
Pre-paid expenses	(7,689)
Changes in operating assets and liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	-

CASH FLOWS FROM INVESTING ACTIVITIES	(8.850)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	8,850

NET CASH PROVIDED BY FINANCING ACTIVITIES	-

NET INCREASE IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$-

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Barony Power Corp. was incorporated in the State of Nevada as a for-profit Company on January 9, 2024 and established a fiscal year end of January 31. Barony Power Corporation is a biotechnology start-up company that focuses on producing green hydrogen and e-methanol. We plan to become a leading producer of green hydrogen and e-methanol systems and components. We currently have no products  to sell.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $1,161.  As at January 31, 2024, the Company has a working capital deficit of $1,161.  The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of January 31, 2024, the Company has not issued any shares in the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company.  These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of January 31, 2024, there were no common stock equivalents outstanding.

F-7

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at January 31, 2024 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 190,000,000 common shares with a par value of $0.001 per share; And 10,000,000 preferred shares with a par value of $0.001. No common or preferred shares have been issued as of January 31, 2024.

NOTE 4 – PREPAID EXPENSES

As of January 31, 2024, the prepaid balance on our Balance Sheet is as follows:

Deposit re: Ron McIntyre - $7,689

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period ended January 31, 204 the Company received cash advances from its CEO of $8,850. Total amount owed to the CEO as of January 31, 2024 is $8,850. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

F-8

NOTE 6 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

January 31, 2024

Net loss before income taxes per financial statements	$(1,161)
Income tax rate	21%
Income tax recovery	(243)
Non-deductible	--
Valuation allowance change	243

Provision for income taxes	$–

The significant component of deferred income tax assets at January 31, 2024, is as follows:

January 31, 2024
Net operating loss carry-forward	$243
Valuation allowance	(243)

Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of January 31, 2024 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended January 31, 2024 and no interest or penalties have been accrued as of January 31, 2024. As of January 31, 2024, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2024 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 15, 2024 which is the date the financial statements were available to be issued. The Company has determined that there are no events to disclose.

F-9

BARONY POWER CORP.

FINANCIAL STATEMENTS

July 31, 2024

F-10

F-11

BARONY POWER CORP.

BALANCE SHEET

	July 31, 2024	January 31, 2024
	(unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$-	$-
Prepaid	189	7,689

TOTAL CURRENT ASSETS	$189	$7,689

LIABILITIES AND STOCKHOLDER’S (DEFICIT)

CURRENT LIABILITIES
Accounts payable	531	-
Due to related party (Note 4)	201,840	8,850

TOTAL CURRENT LIABILITIES	202,371	8,850

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S EQUITY		-
Preferred stock Authorized 10,000,000 shares of preferred stock, $0.001 par value, Common stock	-	-
Authorized 90,000,000 shares of common stock, $0.001 par value,	-	-
Issued and outstanding 40,000,000 of common stock Nil Preferred shares	40,000	-
Accumulated deficit	(242,182)	(1,161)

TOTAL STOCKHOLDER’S (DEFICIT)	(202,182)	(1,161)

TOTAL LIABILITIES AND STOCKHOLDER’S (DEFICIT)	$189	$7,689

The accompanying notes are an integral part of these interim financial statements.

F-12

  BARONY POWER CORP.

STATEMENT OF OPERATIONS

(UNAUDITED)

	Three months ended July 31, 2024	Six months ended July 31, 2024	From inception (January 9, 2024) to January 31, 2024

REVENUE	$-	$-	$-

OPERATING EXPENSES
General and administrative	$236,021	$241,021	$1,161

TOTAL OPERATING EXPENSES	(236,021)	(241,021)	(1,161)

NET LOSS	(236,021)	(241,021)	(1,161)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.012)	$(0.024)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	19,565,217	9,836,066	Nil

The accompanying notes are an integral part of these interim financial statements.

F-13

BARONY POWER CORP.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM February 1, 2024 TO July 31, 2024

	Common Stock		Additional	Accumulated
	Number of shares	Amount	Paid-in Capital	Deficit	Total

Balance, January 31, 2024	-	$-	$-	$(1,161)	$(1,161)

Net loss for the period April 30, 2024	-	-	-	(5,000)	(5,000)
Balance, April 30, 2024	-	-	-	$(6,161)	$(6,161)

Common shares issued @ $0.001	40,000,000	40,000	-	-	40,000

Net loss, July 31, 2024	-	-		(236,021)	(236,021)

Balance, April 30, 2024	40,000,000	$40,000	$-	$(242,182)	$(202,182)

The accompanying notes are an integral part of these interim financial statements.

F-14

BARONY POWER CORP.

STATEMENT OF CASH FLOWS

	For the Six months ended July 31, 2024	From January 9, 2024 (date of inception) to January 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(241,021)	$(1,161)
Adjustments to reconcile net loss to net cash used in operating activities		-
Accounts payable	531	-
Pre-paid expenses	7,500	(7,689)
Changes in operating assets and liabilities		-

NET CASH USED IN OPERATING ACTIVITIES	(232,990)	(8,850)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issue	40,000
Advances from related party	192,990	8,850

NET CASH PROVIDED BY FINANCING ACTIVITIES	232,990	-

NET INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these interim financial statements.

F-15

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Barony Power Corp. was incorporated in the State of Nevada as a for-profit Company on January 9, 2024 and established a fiscal year end of January 31. Barony Power Corporation is a biotechnology start-up company that focuses on producing green hydrogen and e-methanol. We plan to become a leading producer of green hydrogen and e-methanol systems and components. We currently have no products to sell.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $242,182.  As at July 31, 2024, the Company has a working capital deficit of $202,182.  The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of July 31, 2024 the Company has issued 40,000,000 common shares in the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form 10-Q.  They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements.  However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended January 31, 2024 included in the Company’s S-1 filed with the Securities and Exchange Commission.  The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended July 31, 2024 are not necessarily indicative of the results that may be expected for the year ending January 31, 2025.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

F-16

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of April 30, 2024, there were no common stock equivalents outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at July 31, 2024 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 190,000,000 common shares with a par value of $0.001 per share; And 10,000,000 preferred shares with a par value of $0.001.  No preferred shares have been issued as of July 31, 2024.

During the period the CEO of Barony Power Corp. converted $40,000 in Shareholder loans to 40,000,000 in common shares of the Company at a par value of $0.001 per share.

NOTE 4 – PREPAID EXPENSES

As of July 31, 2024, the prepaid balance on our Balance Sheet is as follows:

               Deposit re: Ron McIntyre - $189

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period ended April 30, 204 the Company received cash advances from its CEO of $3,500. Total amount owed to the CEO as of April 30, 2024 is $12,350.  During the period the CEO of the Company paid on behalf of Barony Power Corp., $220,000 in equipment, building and lease payments for its Hydrogen pilot operation at Kapoose Creek, British Columbia, Canada. This amount is due to a related party are unsecured and non-interest-bearing with no set terms of repayment.

During the period the CEO of  Barony Power Corp. converted $40,000 in Shareholder loans to 40,000,000 in common shares of the Company at a par value of $0.001 per share.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated all events or transactions that occurred after August 1, 2024 through October 20, 2024 the report date of the financial statements.  During the period, the Company did not have any material recognizable subsequent events.

F-17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Results of Operations

For the period from January 9, 2024 (inception) through January 31, 2024. The Company has not implemented its plan of operation therefore we had no revenue. Expenses for that same period totaled $1,161 consisting primarily of General and administrative expense, resulting in a net loss of $1161.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of January 31, 2024, we had $Nil in cash. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company’s sole officer and director, Mr. Harlingten has indicated that he may be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the event that 100% of the shares are sold, for the next twelve months the Company believes it will have sufficient funds to fully launch its planned business activities. Following the second phase of our Plan of Operations, the Company believes it will generate sales. We expect that revenue will be generated within 360 days following the closing of this offering. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not foresee the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

22

Results of Operations For the period ended July 31, 2024

For the period from July 31, 2024 (inception) through January 31, 2024, The Company has not implemented its plan of operation therefore we had no revenue. Expenses for the period ended July 31, 2024 totaled $241,021 consisting primarily of General and administrative expense, resulting in a net loss of $241,021.

For the three month period ending July 31, 2024 we had General and administrative expense of $236,021 resulting in a net loss of $236,021.

For the six month period ended July 31, 2024, we had General and administrative expense of $241,021 resulting in a net loss of $241,021.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year. The Company has incurred operating losses since inception of $242,182.  As at July 31, 2024, the Company has a working capital deficit of $202,182

As of July 31, 2024, we had $Nil in cash. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company’s sole officer and director, Mr. Harlingten has indicated that he may be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the event that 100% of the shares are sold, for the next twelve months the Company believes it will have sufficient funds to fully launch its planned business activities. Following the second phase of our Plan of Operations, the Company believes it will generate sales. We expect that revenue will be generated within 360 days following the closing of this offering. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not foresee the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Caisey Harlingten	76	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Over the past 10 years, Mr. Harlingten has been self-employed as a wilderness property land developer and he developed the Kapoose Creek Hamlet on Vancouver Island in British Columbia, Canada. Mr. Halingten’s past experiences include:

•	Canadian Securities Registered Representative
•	Baccalaureate in Commerce, University of Southern California
•	Junior Partner with Tech Corp. and Chevron Minerals in grass roots mineral exploration (globally)
•	Diplomas in Astronomy, University of Central Lancashire, U.K. and Manchester University, U.K.
•	Founded Microvision Inc. in partnership wirh the University of Washington
•	Founded US Integrated Optics Inc. in partnership with Northwestern University
•	Developed and operated Virology Labratory at Porton Down, Wiltshire UK

The company feels that Mr. Harlingten’s entrepreneurship and his experience in sales and marketing makes him an excellent choice for president of the company.

Director Independence

Our board of directors is currently composed of one member, Caisey Harlingten, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Harlingten’s’ other business interests and his involvement in BARONY POWER CORP.

24

EXECUTIVE COMPENSATION

BARONY POWER CORP. has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through January 31, 2024.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
CAISEY HARLINGTEN President	2024	0	0	0	0	0	0	0	0

We did not pay any salaries in 2024. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit-sharing plans for the benefit of our officer and director other than as described herein. Mr. Harlingten, acting as the CEO of the Company, has no plans to be paid a salary until such time as the Company is profitable.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of January 31, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
CAISEY HARLINGTEN	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. BARONY POWER CORP. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

25

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (January 9, 2024) through January 31, 2024.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
CAISEY HARLINGTEN	0	0	0	0	0	0	0

At this time, BARONY POWER CORP. has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	CAISEY HARLINGTEN Mas Coq Route de Sorede Argeles sur Mer France 66700 [2]	0	0%	0%	0%	0%	0%

	All Officers and Directors as a Group (1 person)	0	0%	0%	0%	0%	0%

26

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Harlingten is the only “promoter” of our company.

[2]

Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 9, 2024, we issued a total of 0 shares of common stock to Mr. Caisey Harlingten, our sole officer and director. The Company has considered to issue Mr. Harlingten “Founders” shares and may do so in the future. If the Company issued founders shares, Mr. Caisey Harlingten may purchase his shares at par value being $0.001 per share, considerably lower than the $0.30 cents per share in this offering. This offer and sale may be made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

Our sole officer and director provides office space at no charge to the Company.

Item 12A.  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

27

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$25,000
SEC Filing Fee	$531.36
Printing	$250
Transfer Agent	$2,500
TOTAL	$28,281.36

Item 14. Indemnification of Directors and Officers.

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

BARONY POWER CORP. is authorized to issue up to 190,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since inception, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:

January 31, 2024

We have issued 0 shares of common stock to Caisey Harlingten, our sole officer and director.

July 31, 2024

Barony Power Corp. converted $40,000 in Shareholder loans to 40,000,000 in common shares of the Company at a par value of $0.001 per share.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

28

Item 16. Exhibits

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re: legality
10.4	Subscription Agreement
23.1	Consent of Certified Public Accountants
23.2	Consent of Counsel
107	Filing Fee Table

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of BARONY POWER CORP. as previously filed with the SEC June 7, 2024

Exhibit 3(ii)

Bylaws of BARONY POWER CORP. as previously filed with the SEC June 7, 2024

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC dated December 5, 2024 regarding the legality of the securities being registered.

Exhibit 10.4

Subscription Agreement as previously filed with the SEC June 7, 2024

Exhibit 23(i)

Consent of OLAYINKA OYEBOLA & CO, dated December 10,2024, regarding the use in this Registration Statement of their report of the auditors and financial statements of BARONY POWER CORP. for the year ended  January 31, 2024.

Exhibit 23(ii)

Consent of counsel, Thomas E. Puzzo (counsel’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement)

Exhibit 107

Filing Fee Table as previously filed with the SEC June 7, 2024

29

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)

reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
(a)	(ii) any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
(b)	(iii) the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
(c)	(iv) any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

30

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Argeles sur Mer on this 12th day of December, 2024.

BARONY POWER CORP.

By:	/s/ Caisey Harlingten
Caisey Harlingten
President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

By:	/s/ Caisey Harlingten
Caisey Harlingten President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer Date December 12, 2024

31